UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report	November 2, 2007
(Date of earliest event reported)	November 2, 2007
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

000-10535 (Commission File Number)	38-2378932 (I.R.S. Employer Identification Number)

328 South Saginaw Street, Flint, Michigan (Address of Principal Executive Offices)	48502 (Zip Code)
(810) 766-7500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
          On November 2, 2007, Citizens Republic Bancorp, Inc. (“Citizens”) sent a notice to its directors and executive officers informing them that a blackout period is expected to begin on November 21, 2007 at 4:00 p.m. ET and is expected to end during the week of December 17, 2007. The blackout period is a result of a change in administrators for the Citizens Republic Bancorp Amended and Restated Section 401(k) Plan. The blackout period restricts directors and executive officers from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring certain equity securities of Citizens. The notice was provided to Citizens’ directors and executive officers in accordance with Section 306 the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.
          A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

99.1	Form of notice dated November 2, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
Dated: November 2, 2007	By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
General Counsel & Secretary